EXHIBIT 99.1

              HARLEYSVILLE GROUP REPORTS FIRST QUARTER 2006 RESULTS

       First quarter highlights:

       -- Operating earnings rise to $0.62 per share
       -- Statutory combined ratio improves by 5 points to 99.2 percent -- Strong cash flow drives net investment income growth

     HARLEYSVILLE, Pa., April 26 /PRNewswire-FirstCall/ -- Harleysville Group Inc. (Nasdaq: HGIC) today reported diluted operating income of $0.62 per share for the first quarter of 2006, compared to $0.39 per share in the first quarter of 2005. Operating income is a non-GAAP financial measure defined by the company as net income excluding after-tax realized gains and losses on investments, and the cumulative effect of an accounting change, net of tax.

     "We have had an excellent start in 2006 as our statutory combined ratio improved by 5 points to 99.2 percent and our operating ROE was 12.0 percent. In addition, our operating earnings were $0.62 per share, a significant improvement from the $0.39 a share we reported in the first quarter a year ago," commented Michael L. Browne, Harleysville Group's president and chief executive officer. "We continue to maintain our solid capital base and a strong balance sheet, a modest debt-to-capital ratio of 16 percent, a high- quality investment portfolio and a premium-to-surplus ratio of 1.4:1 - all of which give us a sound financial position to write our agents' best business."

     The company reported diluted net income of $0.70 per share in the first quarter of 2006, compared to $0.39 per share in the first quarter of 2005. There were $0.05 of realized investment gains in the first quarter of 2006, compared to no realized investment gains in the first quarter of 2005. The first quarter 2006 results also include an after-tax benefit of $0.03 per share for the cumulative effect of a change in accounting principle resulting from the adoption of Statement of Financial Accounting Standards No. 123R, "Share-Based Payment." This statement requires that the cost resulting from all share-based payment transactions be recognized in the financial statements.

     Harleysville Group's overall statutory combined ratio* was 99.2 percent in the first quarter of 2006, compared to 104.2 percent in the first quarter of 2005.

     First quarter net written premiums were $208.9 million in 2006, compared to $210.4 million in the same period in 2005.

     First quarter pretax investment income increased 11 percent to $24.1 million, while after-tax investment income grew 8 percent in the first quarter to $18.1 million. Operating cash flow for the first quarter was $53.1 million, compared to $29.6 million in the first quarter of 2005.

    Commercial lines -- Net written premiums in commercial lines were $176.7 million in the first quarter of 2006, virtually unchanged from the same period in 2005. The commercial lines statutory combined ratio was 101.2 percent in the first quarter of 2006, versus 104.3 percent in the first quarter of 2005.

    Personal lines -- Harleysville Group's personal lines statutory combined ratio was 89.6 percent in the first quarter of 2006, versus 103.7 percent during the first quarter of 2005. Net written premiums decreased 5 percent to $32.2 million in the first quarter of 2006.

    Outlook -- "It's clear that the strategic course we set two years ago to position our company as a leader within the industry is yielding the results we want, not just because of the numbers we're reporting today, but because of the continuing positive trends we're seeing in our underlying operations," Browne said. "We are on track for achieving our 2006 goals of underwriting profitability - that is, producing an overall combined ratio under 100 percent - and a return on equity of at least 12 percent, due in large part to the continued dedication and hard work of our employees and the loyalty and support of our agency partners."

     Webcast -- The company will host a live Webcast today, April 26, 2006, at 8 a.m. (ET) to discuss its first quarter results. The Webcast and a replay will be available from the Investors section of the company's Web site
(http://www.harleysvillegroup.com).

     GAAP and non-GAAP financial measures -- The company uses a non-GAAP financial measure called "operating income" that management believes is useful to investors because it illustrates the performance of normal, ongoing operations, which is important in understanding and evaluating the company's financial condition and results of operations. While this measure is utilized by investors to evaluate performance, it is not a substitute for the U.S. GAAP financial measure of net income. Therefore, a reconciliation of this non-GAAP financial measure to the U.S. GAAP financial measure of net income is provided following the Consolidated Statements of Income contained in this release. Management also uses operating income for, among other things, goal setting, determining employee and senior management compensation, and evaluating performance.

     Corporate profile -- Harleysville Insurance is a leading regional provider of insurance products and services for small and mid-sized businesses, as well as for individuals, and ranks among the top 60 U.S. property/casualty insurance groups based on net written premiums. Harleysville Mutual Insurance Company owns 55 percent of Harleysville Group Inc. (Nasdaq: HGIC), a publicly traded holding company for nine regional property/casualty insurance companies collectively rated A- (Excellent) by A.M. Best Company. Harleysville Group has paid a dividend every quarter since the company went public in 1986, and was one of 3 percent of public companies recently recognized with a 2006 Mergent Dividend Achiever Award for its long-term history of dividend increases. Harleysville Insurance - which distributes its products exclusively through independent insurance agencies and reflects that commitment to its agency force by being a Trusted Choice(R) company partner - currently operates in 32 eastern and Midwestern states. Further information can be found on the company's Web site at http://www.harleysvillegroup.com.

     * "Statutory combined ratio" is a non-GAAP measure of underwriting profitability and is based on numbers determined under statutory accounting practices as filed with state insurance regulators. It is the sum of the ratio of losses to premiums earned plus the ratio of underwriting expenses to premiums written. A ratio of less than 100 percent indicates underwriting profitability.

     Certain of the statements contained herein (other than statements of historical facts) are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include estimates and assumptions related to economic, competitive and legislative developments. These forward-looking statements are subject to change and uncertainty that are, in many instances, beyond the company's control and have been made based upon management's expectations and beliefs concerning future developments and their potential effect on Harleysville Group Inc. There can be no assurance that future developments will be in accordance with management's expectations so that the effect of future developments on Harleysville Group will be those anticipated by management. Actual financial results including operating return on equity, premium growth and underwriting results could differ materially from those anticipated by Harleysville Group depending on the outcome of certain factors, which may include changes in property and casualty loss trends and reserves; catastrophe losses; the insurance product pricing environment; changes in applicable law; government regulation and changes therein that may impede the ability to charge adequate rates; changes in accounting principles; performance of the financial markets; fluctuations in interest rates; availability and price of reinsurance; and the status of the labor markets in which the company operates.

                    Harleysville Group Inc. and Subsidiaries

                                                             Quarter ended March 31
FINANCIAL HIGHLIGHTS                                       ---------------------------
(in thousands, except per share data)                          2006           2005
------------------------------------------------------     ------------   ------------
OPERATING RESULTS
Diluted earnings per common share:
    Operating income*                                      $       0.62   $       0.39
    Realized gains, net of income taxes                            0.05
    Cumulative effect of accounting change,
     net of income taxes                                           0.03
    Net income                                             $       0.70   $       0.39
Cash dividend per common share                             $      0.175   $       0.17

                                                             March 31,    December 31,
FINANCIAL CONDITION                                            2006          2005
------------------------------------------------------     ------------   ------------
Assets                                                     $  2,874,375   $  2,905,266
Shareholders' equity                                       $    626,721   $    614,383
    Per common share                                       $      20.36   $      20.07

                                                             Quarter ended March 31
CONSOLIDATED STATEMENTS OF INCOME                          ---------------------------
(in thousands, except per share data)                          2006           2005
--------------------------------------------------------   ------------   ------------
REVENUES:
Premiums earned                                            $    208,345   $    206,680
Investment income, net of investment
 expense                                                         24,095         21,761
Realized investment gains                                         2,210
Other income                                                      4,887          4,283
     Total revenues                                             239,537        232,724
LOSSES AND EXPENSES:
Losses and loss settlement expenses                             135,989        147,868
Amortization of deferred policy acquisition costs                52,604         50,918
Other underwriting expenses                                      19,991         16,355
Interest expense                                                  1,710          1,620
Other expenses                                                    1,015          1,507
        Total expenses                                          211,309        218,268
Income before income taxes and
 cumulative effect of accounting change                          28,228         14,456
        Income taxes                                              7,520          2,474
Income before cumulative effect of accounting change             20,708         11,982
Cumulative effect of accounting
 change, net of income taxes                                        942
Net income                                                 $     21,650   $     11,982
Weighted average number of shares outstanding:
         Basic                                               30,641,110     30,253,967
         Diluted                                             31,065,785     30,399,346
Per common share:
     Basic earnings before cumulative effect of
      accounting change                                    $       0.68   $       0.40
     Basic cumulative effect of accounting change          $       0.03
     Basic earnings                                        $       0.71   $       0.40

     Diluted earnings before cumulative effect of
      accounting change                                    $       0.67   $       0.39
     Diluted cumulative effect of accounting change        $       0.03
     Diluted earnings                                      $       0.70   $       0.39

RECONCILIATION TO OPERATING INCOME:
Net income                                                 $     21,650   $     11,982
Less cumulative effect of accounting
 change, net of income taxes                                        942
Less realized investment gains, net of income taxes               1,437
Operating income                                           $     19,271   $     11,982

These financial figures are unaudited.
* Operating income is a non-GAAP financial measure defined by the company as net income excluding after-tax realized gains and losses on investments and the cumulative effect of accounting change, net of income taxes.

                    Harleysville Group Inc. and Subsidiaries

 CONSOLIDATED BALANCE SHEETS                                 March 31,    December 31,
(in thousands, except share data)                              2006*          2005
-------------------------------------------------------    ------------   ------------
ASSETS
Investments:
    Fixed maturities:
         Held to maturity, at amortized cost (fair
          value $411,685 and $437,887)                     $    413,250   $    433,649
         Available for sale, at fair value (amortized
          cost $1,448,237 and $1,374,559)                     1,441,705      1,386,440
    Equity securities, at fair
     value (cost $143,372 and $139,371)                         188,792        179,980
    Short-term investments, at
     cost, which approximates fair value                         74,247         64,319
         Total investments                                    2,117,994      2,064,388
Cash                                                                324            466
Premiums in course of collection                                140,586        141,882
Reinsurance receivable                                          185,347        249,020
Accrued investment income                                        23,117         24,016
Deferred policy acquisition costs                               103,839        104,173
Prepaid reinsurance premiums                                     32,848         34,256
Property and equipment, net                                      17,693         18,038
Deferred income taxes                                            66,861         63,357
Securities lending collateral                                   140,536        150,938
Due from affiliate                                                               1,022
Other assets                                                     45,230         53,710
             Total assets                                  $  2,874,375   $  2,905,266
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
        Unpaid losses and loss settlement expenses         $  1,449,162   $  1,480,802
        Unearned premiums                                       439,919        440,755
        Accounts payable and accrued expenses                    92,270         99,888
        Securities lending obligation                           140,536        150,938
        Debt                                                    118,500        118,500
        Due to affiliate                                          7,267
         Total liabilities                                    2,247,654      2,290,883
Shareholders' equity:
        Preferred stock, $1 par value; authorized
         1,000,000 shares; none issued Common stock,
         $1 par value, authorized 80,000,000 shares;
         issued 32,183,057 and 32,008,142 shares;
         outstanding 30,785,148 and 30,610,233 shares            32,183         32,008
Additional paid-in capital                                      173,605        169,881
Accumulated other comprehensive income                           11,447         20,288
Retained earnings                                               433,973        417,705
Deferred compensation                                                           (1,012)
Treasury stock, at cost, 1,397,909 shares                       (24,487)       (24,487)
             Total shareholders' equity                         626,721        614,383
Total liabilities and shareholders' equity                 $  2,874,375   $  2,905,266

* These financial figures are unaudited.

                    Harleysville Group Inc. and Subsidiaries

                                                             Quarter ended March 31
SUPPLEMENTARY FINANCIAL ANALYSTS' DATA                     ---------------------------
(dollars in thousands)                                         2006           2005
-------------------------------------------------------    ------------   ------------
Net premiums written*                                      $    208,916   $    210,414
Statutory surplus*                                         $    597,449   $    518,097

Pretax investment income                                   $     24,095   $     21,761
Related federal income taxes                                      6,033          5,033
After-tax investment income                                $     18,062   $     16,728

                                                             Quarter ended March 31
SEGMENT INFORMATION                                        ---------------------------
(dollars in thousands)                                         2006           2005
-------------------------------------------------------    ------------   ------------
Revenues:
       Premiums earned:
           Commercial lines                                $    172,087   $    167,313
           Personal lines                                        36,258         39,367
           Total premiums earned                                208,345        206,680
       Net investment income                                     24,095         21,761
       Realized investment gains                                  2,210
       Other                                                      4,887          4,283
       Total revenues                                      $    239,537   $    232,724

Income before income taxes and cumulative effect of
 accounting change:
      Underwriting gain (loss):
          Commercial lines                                 $     (3,600)  $    (10,238)
          Personal lines                                          5,119            417
          SAP underwriting (gain)
           loss                                                   1,519         (9,821)
      GAAP adjustments                                           (1,758)         1,360
          GAAP underwriting loss                                   (239)        (8,461)
      Net investment income                                      24,095         21,761
      Realized investment gains                                   2,210
      Other                                                       2,162          1,156
      Income before income taxes and
       cumulative effect of accounting change              $     28,228   $     14,456

Income taxes on net investment income                      $      6,033   $      5,033
Income taxes (benefit) on remaining
 gain (loss) before cumulative effect
 of accounting change                                             1,487         (2,559)
      Total income taxes on income
       before cumulative effect of accounting change       $      7,520   $      2,474

Effective tax rate on:
      Net investment income                                        25.0%          23.1%
      Income before cumulative effect of accounting change         26.6%          17.1%

These financial figures are unaudited

* Statutory data is a non-GAAP measure. Because it is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners' Accounting Practices and Procedures Manual, a reconciliation to GAAP is not required.

                    Harleysville Group Inc. and Subsidiaries

                                                              Quarter ended March 31
 STATUTORY DATA BY LINE OF BUSINESS*                       ---------------------------
(dollars in thousands)                                         2006           2005
-------------------------------------------------------    ------------   ------------
Net premiums written:
Commercial:
      Automobile                                           $     53,977   $     57,289
      Workers' compensation                                      26,274         26,519
      Commercial multi-peril                                     77,837         75,080
      Other commercial                                           18,656         17,775

      Total commercial                                     $    176,744   $    176,663

Personal:
      Automobile                                           $     17,748   $     19,733
      Homeowners                                                 12,534         12,092
      Other personal                                              1,890          1,926

      Total personal                                       $     32,172   $     33,751

Total personal and commercial                              $    208,916   $    210,414
Combined ratios:
Commercial:
      Automobile                                                  101.1%         100.1%
      Workers' compensation                                       117.3%         125.7%
      Commercial multi-peril                                       99.9%         105.2%
      Other commercial                                             86.5%          84.9%

      Total commercial                                            101.2%         104.3%

Personal:
      Automobile                                                  100.7%         106.1%
      Homeowners                                                   78.8%         102.9%
      Other personal                                               68.1%          87.8%

      Total personal                                               89.6%         103.7%

Total personal and commercial                                      99.2%         104.2%

Losses paid                                                $    105,850   $    111,402

Net catastrophe losses incurred                            $      2,827   $        997

These financial figures are unaudited.

* Statutory data is a non-GAAP measure. Because it is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners' Accounting Practices and Procedures Manual, a reconciliation to GAAP is not required.

SOURCE  Harleysville Group Inc.
    -0-                             04/26/2006
    /CONTACT: Mark Cummins (Investors), +1-215-256-5025, mcummins@harleysvillegroup.com, or Randy Buckwalter (Media), +1-215-256-5288, rbuckwalter@harleysvillegroup.com, both of Harleysville Group/
    /Web site:  http://www.harleysvillegroup.com/